LINE OF CREDIT NOTE

                                                             Bay Shore, New York
$1,000,000.00                                                  November 4, 2000


          FOR VALUE RECEIVED, the undersigned, WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation with its principal place of business at 100 Sweeneydale Avenue, Bayshore, New York 11706 ("Maker"), hereby unconditionally promises to pay to the order of Spotless Plastics (USA), Inc., a Delaware corporation with its principal place of business at 150 Motor Parkway, Hauppauge, New York 11788 ("Payee"), at the principal offices of Payee, or such other address as Payee may direct in writing to Maker, in lawful money of the United States of America and in immediately available funds, the principal amount of ONE MILLION DOLLARS ($1,000,000.00), or such lesser amount as is due hereunder, with interest on the unpaid balance of said principal amount from the date of disbursement to and including the date of repayment at the rate of ten percent (10%) per annum. Interest shall be calculated daily, on the basis of the actual number of days elapsed in a 360 day year of twelve 30-day months, and capitalized by the addition of such accrued interest to the principal amount outstanding on the first day of each and every calendar month in which any obligation under this Line of Credit Note (this "Note") is outstanding. In no event shall the rate of interest hereunder exceed that permitted by law and if fulfillment of the obligations hereunder would violate the usury limit of applicable law, the obligations hereunder shall be automatically reduced to the limit of validity.

          The initial principal amount of indebtedness evidenced hereby shall equal the initial advance made by Payee to Maker. Payee shall advance additional monies pursuant to this Note from time to time upon the request of Maker. It is therefore contemplated that the indebtedness evidenced hereby may increase and decrease from time to time but in no event shall the maximum amount outstanding at any one time exceed the principal amount of $1,000,000 under this Note, without the prior written consent of Payee. Payee is authorized and directed to endorse on the Schedule to this Note the date and amount of each advance of funds to Maker, the monthly capitalization of all accrued interest, and any payments, whether principal or interest, made by Maker under this Note, and such endorsement shall be prima facie evidence of such advance, capitalization or payment. Nothing herein shall be construed as a warranty or representation by Payee that it will at any time advance additional funds to Maker and any request for additional advances hereunder shall be subject to review and approval by Payee.

          Maker shall tender to Payee any and all amounts received directly or indirectly from Turner Construction Company ("TCC"), pursuant to that certain Agreement, dated November 3, 2000 (the "TCC Agreement), between Maker's wholly owned subsidiary, Trade-Winds Environmental Restoration Inc., and TCC, relating to a remediation project in the Bear Stearns Building, located at 100 Vanderbilt Avenue in New York, New York, as set forth in the TCC Agreement, for so long as any amount is outstanding under this Note. In no event shall Maker be obligated to pay amounts in excess of the amounts outstanding under this Note to Maker at any time. Maker may, at its option, repay amounts outstanding under this Note to Maker from other sources.

          The occurrence of any one of the following events shall constitute an event of default hereunder:

          (a)  Maker shall fail to pay any amount when due hereunder;

          (b) Maker shall violate the terms of this Note or of the Security Agreement, dated as of the date hereof, between Payee and Maker, in a material manner;

          (c) Maker shall commence a voluntary case under the federal bankruptcy laws, shall seek to take advantage of any insolvency laws, shall make an assignment for the benefit of creditors, shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for Maker or any substantial part of Maker's property, or shall take any action authorizing or seeking to effect any of the foregoing;

          (d) A trustee, receiver, custodian or similar official or agent shall be appointed for Maker or any substantial part of Maker's property, or all or any substantial part of the property of Maker is condemned, seized or otherwise appropriated by any governmental authority;

          (e) Maker shall have an order or decree for relief in any voluntary or involuntary case under the federal bankruptcy laws entered against it, or any involuntary petition seeking reorganization, liquidation, readjustment, arrangement, composition, or other similar relief as to Maker under the federal bankruptcy laws, or any similar law for the relief of debtors, shall be brought and shall be consented to or shall remain undismissed;

          In the event that an event of default  described in paragraphs  (d) or
(e) above is cured by Maker, such event shall no longer constitute an event of default.

          Not in limitation of any other right under any other agreement or at law or in equity, if any event of default hereunder shall have occurred, all obligations under this Note shall become immediately due and payable by Maker without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker.

          Maker and all endorsers hereof hereby waive presentment, demand, protest, notice of protest, notice of dishonor and all other forms of demand and notice concerning this Line of Credit Note and consent to each and every extension or postponement of the time of payment or other indulgence with respect to this Note, and to each and every substitution, addition, exchange or release of collateral and to the addition, substitution or release of any person primarily or secondarily liable hereunder. No delay or omission by Payee or other holder hereof in exercising any right or power hereunder shall operate as a waiver of such right or power, and a waiver on one occasion shall not be construed as a waiver or a bar to the exercise of any right on any other occasion. Any provision in this Note which is prohibited by law shall be ineffective to the extent of such prohibition without invalidating any other provision hereof.

          The rights and remedies of the holder of this Note as provided in this Note, and any other agreements, mortgages, pledges and instruments given as security for this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against the property described in such instruments and agreements and any other refunds, property or security held by Payee for the payment hereof or otherwise at the sole discretion of Payee. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the right to exercise them at any time later.

          This Note may not be changed or terminated orally, but only by a writing signed by Maker and Payee.

          PAYEE AND MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LINE OF CREDIT NOTE, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE IN MAKING THE ADVANCES EVIDENCED BY THIS LINE OF CREDIT NOTE.

          THIS LINE OF CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPAL.

          IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.


                                WINDSWEPT ENVIRONMENTAL GROUP, INC.



                                /s/ Michael O'Reilly
                                --------------------------------------
                                Michael O'Reilly
                                President and Chief Executive Officer